Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM T-1

STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b) (2)

Delaware Trust Company
(Exact name of trustee as specified in its charter)

Delaware	51-0011500
(Jurisdiction of incorporation or organization if not a U.S. national bank)	(I.R.S. Employer Identification No.)

251 Little Falls Drive Wilmington, Delaware	19808
(Address of principal executive offices)	(Zip code)

Corporation Service Company
251 Little Falls Drive
Wilmington, Delaware
(800) 927-9801
(Name, address and telephone number of agent for service)

Boart Longyear Management Pty Limited*
26 Butler Boulevard
Burbridge Business Park
Adelaide Airport, S.A. 5950
Australia
(Exact name of obligor as specified in its charter)

Commonwealth of Australia	N/A
(State or other jurisdiction of incorporation of organization)	(I.R.S. Employer Identification No.)

c/o Boart Longyear Limited 2640 West 1700 South Salt Lake City, UT	84104
(Address of principal executive offices)	(Zip code)

1.50% Subordinated PIK Notes due 2022
(Title of the indenture securities)

*Table of Additional Registrants

Additional Registrants (as Guarantors of the 12.00% / 10.00 Senior Secured PIK Toggle Notes due 2022)

Exact Name of Registrant as Specified in its Charter (or Other Organizational Document)	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Address, Including Zip Code, and Telephone Number, Including Area Code, of Principal Executive Offices
Boart Longyear Limited	Commonwealth of Australia	N/A	26 Butler Boulevard Burbridge Business Park Adelaide Airport, S.A. 5950 Australia +61 8 837 58375

Boart Longyear Australia PTY Limited	Commonwealth of Australia	N/A	26 Butler Boulevard Burbridge Business Park Adelaide Airport, S.A. 5950 Australia +61 8 837 58375

Votraint No. 1609 PTY Limited	Commonwealth of Australia	N/A	26 Butler Boulevard Burbridge Business Park Adelaide Airport, S.A. 5950 Australia +61 8 837 58375

Boart Longyear Chile Limitada	Chile	N/A	Parque Industrial Los Libertadores Av. Los Libertadores N°16.500, Lote 1-A-2 Colina, Santiago – Chile +56 2 2595-3300

Boart Longyear Comercializadora Limitada	Chile	N/A	Parque Industrial Los Libertadores Av. Los Libertadores N°16.500, Lote 1-A-2 Colina, Santiago – Chile +56 2 2595-3300

Boart Longyear S.A.C.	Peru	N/A	Av. Defensores del Morro 2066 Chorrillos, Lima – Perú +511 203 4200

Boart Longyear Company	Utah	87-050334	2570 West 1700 South Salt Lake City, Utah 84104 (801) 972-6430

Longyear Holdings, Inc.	Delaware	20-288941	2570 West 1700 South Salt Lake City, Utah 84104 (801) 972-6430

Longyear TM, Inc.	Delaware	20-288948	2570 West 1700 South Salt Lake City, Utah 84104 (801) 972-6430

Boart Longyear Manufacturing and Distribution Inc.	Utah	46-231542	2570 West 1700 South Salt Lake City, Utah 84104 (801) 972-6430

Boart Longyear Manufacturing Canada Ltd	Canada	N/A	2442 South Sheridan Way Mississauga L5J 2M7 (905) 822-7922

Longyear Canada, ULC	Canada	N/A	2442 South Sheridan Way Mississauga L5J 2M7 (905) 822-7922

Boart Longyear Canada	Canada	N/A	2442 South Sheridan Way Mississauga L5J 2M7 (905) 822-7922

Boart Longyear Suisse SARL	Switzerland	N/A	Avenue des Morgines 12 1213 Petit Lancy Geneva Switzerland +41 22 709 0800

Item 1.	General Information.
Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Office of the State Banking Commissioner
State of Delaware
555 East Loockerman Street
Dover, DE  19901

(b)	Whether it is authorized to exercise corporate trust powers.

The trustee is authorized to exercise corporate trust powers.

Item 2.	Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None with respect to the trustee.

Items 3-14.
No responses are included for Items 3–14 because the obligor is not in default as provided under Item 13.

Item 15.	Foreign Trustee.

Not applicable.

Item 16.	List of Exhibits

List below all exhibits filed as a part of this Statement of Eligibility.

Exhibit 1.	A copy of the Articles of Association of the trustee now in effect is contained in the Certificate of Incorporation.

Exhibit 2.	A copy of the Certificate of Incorporation.

Exhibit 3.	See Exhibit 2.

Exhibit 4.	A copy of by-laws of the trustee as now in effect.

Exhibit 5.	Not applicable.

Exhibit 6.	The consent of the trustee required by Section 321(b) of the Act.

Exhibit 7.	A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

Exhibit 8.	Not applicable.

Exhibit 9.	Not applicable.

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Delaware Trust Company, a non-depository trust company and corporation duly organized and existing under the laws of Delaware, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Wilmington and State of Delaware on the 23rd day of August 2017.

DELAWARE TRUST COMPANY

/s/ William G. Popeo
Name: William G. Popeo
Title: President & CEO

EXHIBIT 2

Apostille

(Convention de La Haye du 5 Octobre 1961)

1. Country: United States of America

This public document:

2. has been signed by Jeffrey W. Bullock

3. acting in the capacity of Secretary of State of Delaware

4. bears the seal/stamp of Office of Secretary of State

Certified

5. at Dover, Delaware

6. the thirtieth day of June, A.D. 2009

7. by Secretary of State, Delaware Department of State

8. No. 0389366

9. Seal/Stamp:

SECRETARY'S OFFICE
DELAWARE

10. Signature:

Secretary of State

PAGE 1

Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF "DELAWARE CHARTER COMPANY", FILED IN THIS OFFICE ON THE NINETEENTH DAY OF MARCH, A.D. 1917, AT 9 O'CLOCK A.M.

SECRETARY'S OFFICE
1787 DELAWARE 1956

Jeffrey W. Bullock, Secretary of State

0061202

AUTHENTICATION: 7391399

090659597

DATE: 06-30-09

You may verify this certific
at corp.delaware.gov/authver.s

(a)

To take, own, hold, deal in, mortgage or otherwise, lien and to lease, sell, exchange, transfer or in any manner whatever dispose of real property wherever situated.

(b)

To manufacture, purchase or acquire in any lawful manner and to hold, own, mortgage, pledge, sell, transfer or in any manner dispose of and to deal and trade in goods, wares, merchandise and property of any and every class and description.

(c)

To acquire the good will, rights and property of any person, firm, association or corporation, to pay for the same in cash, the stock of this company, bonds or otherwise; to hold or in any manner to dispose of the whole or any part of the property so purchased; to conduct in any lawful manner the whole or any part of any business so acquired, and to exercise all powers, necessary or convenient in and about the conduct and management of such business.

(d)

To apply for or in any manner to acquire, and to hold, own, use and operate or to sell or in any manner dispose of, and to grant licenses or other rights in respect of and in any manner deal with any and all rights, inventions, and employments and processes used in connection with or secured under Letters Patent or Copyrights of the United States or other countries, and to work, operate or develop the same and to carry on any business, manufacturing or otherwise, which may directly or indirectly effectuate these objects, or any of them.

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(e)

To enter into, make and perform contracts of every kind with any person, firm, association or corporation and without limit as to amount, to draw, make, accept, endorse, discount, execute and issue promissory notes, drafts, bills of exchange, warrants, bonds, debentures, and other negotiable or transferrable instruments as far as may be permitted by the laws of the State of Delaware.

(f)

To have offices and carry on business without restrictions as to place or amount.

(g)

To do any or all of the things herein set forth to the same extent as natural persons might or could do and in any part of the world as principals, agents, contractors, trustees or otherwise.

In general to carry on any other business in connection therewith whether manufacturing or otherwise, and use all the powers conferred by the laws of Delaware upon corporations under the act hereinafter referred to.

<u>FOURTH.</u> The amount of the total authorized capital stock shall be One Hundred and Twenty-five Thousand ($125,000.00) Dollars, which shall be divided into Twelve Hundred and Fifty Shares (1250) of the par value of One Hundred ($100.00) Dollars each.

The amount of the capital stock with which it will commence business is One Thousand Dollars ($1,000.00) being ten shares of the par value of One Hundred Dollars ($100.00) each.

8

Apostille

(Convention de La Haye du 5 Octobre 1961)

1. Country: United States of America

   This public document:
2. has been signed by Jeffrey W. Bullock

3. acting in the capacity of Secretary of State of Delaware

4. bears the seal/stamp of Office of Secretary of State

Certified

5. at Dover, Delaware

6. the thirtieth day of June, A.D. 2009

7. by Secretary of State, Delaware Department of State

8. No. 0389367

9. Seal/Stamp:

SECRETARY'S OFFICE
DELAWARE

10. Signature:

Secretary of State

Delaware

PAGE 1

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF CHANGE OF REGISTERED AGENT OF "DELAWARE CHARTER COMPANY", FILED IN THIS OFFICE ON THE EIGHTH DAY OF NOVEMBER, A.D. 1963, AT 9 O'CLOCK A.M.

SECRETARY'S OFFICE 1793 DELAWARE 1886

Jeffrey W. Bullock, Secretary of State

0061202

AUTHENTICATION: 7391400

090659597

DATE: 06-30-09

You may verify this certifi
at corp.delaware.gov/authver.

Apostille

(Convention de La Haye du 5 Octobre 1961)

1. Country: United States of America

   This public document:
2. has been signed by Jeffrey W. Bullock

3. acting in the capacity of Secretary of State of Delaware

4. bears the seal/stamp of Office of Secretary of State

Certified

5. at Dover, Delaware

6. the thirtieth day of June, A.D. 2009

7. by Secretary of State, Delaware Department of State

8. No. 0389368

9. Seal/Stamp:

SECRETARY'S OFFICE
DELAWARE

10. Signature:

Secretary of State

Delaware

PAGE 1

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE RESTATED CERTIFICATE OF "DELAWARE CHARTER COMPANY", CHANGING ITS NAME FROM "DELAWARE CHARTER COMPANY" TO "CSC TRUST COMPANY OF DELAWARE", FILED IN THIS OFFICE ON THE SIXTH DAY OF FEBRUARY, A.D. 2006, AT 12:01 O'CLOCK P.M.

Jeffrey W. Bullock, Secretary of State

0061202

090659597

AUTHENTICATION: 7391401

DATE: 06-30-09

You may verify this certific
at corp.delaware.gov/authver.

(c) To provide, to keep, to maintain for and on behalf of and as the agent of such corporations and other entities offices principal or otherwise, and therein to keep transfer or other books and documents, records and property of every sort and kind, of such corporations and other entities, for all purposes, including, without limitation, the transfer of stock.

(d) To keep and maintain safe deposit vaults and books and to take and receive upon deposit for safe keeping and storage, stocks, bonds, securities, papers, books and documentary record and personal property of every kind or sort, and to let out vaults, safes and other receptacles.

(e) To promote, act as fiscal agent for, and to organize, reorganize, merge, consolidate, dissolve or otherwise assist, and afford facilities to any corporation or other entities organized or to be organized under the laws of the State of Delaware, or elsewhere, and to act as the agent, trustee or in any other capacity for and in behalf of such corporations or other entities.

(f) To act as the fiscal or transfer agent of any state, municipality, body politic, corporation or other entity and in such capacity to receive and disburse money and to transfer, register and countersign certificates of stock, receipts, bonds or other evidences of indebtedness.

(g) To act as the trustee for the holders of, or otherwise, in relation to any bonds, stocks, certificates or debentures issued or to be issued by any corporation or other entity.

(h) To act as trustee under any mortgage or bond issued by any municipality, body politic, corporation, person or association or other entity, and accept and execute any other municipal or corporate trust not inconsistent with law.

(i) To act as the registrar of stocks, bonds, certificates and debentures, and transfer agent thereof for corporations and other entities.

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(j) To take, accept and execute any and all such trusts, powers or receiverships of whatever nature or description as may be conferred upon or entrusted or committed to the Company by any person or persons or any body politic, corporation, other entity or other authority by grant, assignment, transfer, devise, bequest or otherwise (or which may be entrusted or committed or transferred to it or vested in it by order of any Court of record) and to receive and take and hold any property or estate, real or personal, which may be the subject or any such trust or receivership.

(k) To enter into, make, perform and carry on contracts of every kind with any person, firm, association, corporation or other entity.

(l) To purchase or otherwise acquire, to hold, sell, assign, transfer, mortgage, pledge, exchange or otherwise dispose of and to guarantee, underwrite, register and transfer bonds, mortgages, debentures, obligations or shares of any corporation or other entity, to exercise, while the owner or trustee thereof, all the rights, powers and privileges including the right to vote thereon which natural persons being the owner of such shares and property, might, could or would exercise.

(m) To the same extent as natural persons might or could do, to purchase or otherwise acquire, to hold, own, to mortgage, sell, convey or otherwise dispose of, without limit as to amount, real and personal property of any class or description.

(n) To perform the business of appraisal or audit companies and to examine, audit, appraise and report upon the accounts and financial condition of corporations, partnerships, other entities and individuals and to appraise or examine and report upon the condition of railroad, manufacturing and other properties and for the information of investors, financial institutes, borrowers of money or purchasers of property.

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(o) To do all and everything suitable or proper for the accomplishment of any of the purposes or attainment of any of the objects hereinbefore enumerated, or which shall at the time appear conducive or expedient for the protection or benefits of the company and in general to engage in any and all lawful businesses whatever and wherever necessary or convenient.

(p) To act as the agent, attorney, factor, proxy or broker of any person or persons, corporation or corporations or other entities, for any and all purposes whatever to the same extent as a natural person might or could do, and to provide natural persons, corporations or other entities to act in any and all such capacities. To obtain and acquire by purchase or any other lawful manner, information, statistics, facts and circumstances of, relating to, or affecting the business, capital, deeds, solvency, credit, responsibility and commercial condition and standing of any and all individuals, firms, associations, corporations and other entities engaged in, or connected with, any business, occupation, industry or employment in any part of the world and particularly in and throughout the United States of America and Canada, and to dispose of, sell, loan, pledge, hire and use in any and all lawful ways, the information, statistics, facts and circumstances so obtained and acquired. To act as the attorney, agent or proxy of the holders of stocks, bonds or debentures in any corporation or corporations or other entities organized or which may hereafter be organized, and as such to provide natural persons to so act.

IN FURTHERANCE AND NOT IN LIMITATION of the general powers conferred by the laws of Delaware, it is expressly provided that the Company shall also have the following powers:

(a) To take, own, hold, deal in, mortgage or otherwise, lien and to lease, sell, exchange, transfer or in any manner whatever dispose of real property wherever situated.

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(b) To manufacture, purchase or acquire in any lawful manner and to hold, own, mortgage, pledge, sell, transfer or in any manner dispose of and to deal and trade in goods, wares, merchandise and property of any and every class and description.

(c) To acquire the good will, rights and property of any person, firm, association, corporation or other entity to pay for the same in cash, the stock of the Company, bonds or otherwise; to hold or in any manner to dispose of the whole or any part of the property so purchased; to conduct in any lawful manner the whole or any part of any business so acquired, and to exercise all powers, necessary or convenient in and about the conduct and management of such business.

(d) To apply for or in any manner to acquire, and to hold, own, use and operate or to sell or in any manner dispose of, and to grant licenses or other rights in respect of and in any manner deal with any and all rights, inventions, and employments and processes used in connection with or secured under Letters Patent or Copyrights of the United States or other countries, and to work, operate or develop the same and to carry on any business, manufacturing or otherwise, which may directly or indirectly effectuate these objects, or any of them.

(e) To enter into, make and perform contracts of every kind with any person, firm, association, corporation or other entity and without limit as to amount, to draw, make, accept, endorse, discount, execute and issue promissory notes, drafts, bills of exchange, warrants, bonds, debentures, and other negotiable or transferable instruments.

(f) To have offices and carry on business without restrictions as to place or amount.

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authorize and cause to be executed mortgages and liens without limit as to amount upon the property and franchises of the Company.

(a) The By-laws of the Company shall determine whether and to what extent the accounts and books of the corporation, or any of them, shall be open to the inspection of the stockholders; and no stockholder shall have any right of inspecting any account or book or document of the corporation except as conferred by law or the By-laws of the Company or by resolutions of the stockholders.

(b) The stockholders or directors shall have power to hold their meetings and keep the books outside of the State of Delaware, at such places as may be from time to time designated.

TENTH. The stockholders of the Company shall not have preemptive rights by virtue of this Restated Certificate of Incorporation or the fact that the Company was incorporated prior to July 3, 1967, and, accordingly, no stockholder shall have preemptive rights or other similar rights except to the extent that such rights are specifically provided for by agreement between such stockholder and the Company.

ELEVENTH. A director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Company shall

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be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

Any repeal or modification of the foregoing paragraph by the stockholders of the Company shall not adversely affect any right or protection of a director of the Company existing at the time of such repeal or modification.

TWELFTH. It is the intention that the objects specified in the third paragraph hereof shall, except where otherwise expressed in said paragraph, be nowise limited or restricted by reference to or inference from the terms of any other clause or paragraph in the Restated Certificate of Incorporation, but that the object specified in each of the clauses of this charter shall be regarded as independent objects.

IN WITNESS WHEREOF, this Restated Certificate of Incorporation, which restates and integrates and further amends the provisions of the Certificate of Incorporation of the Company, and which has been duly adopted in accordance with Sections 242 and 245 of the Delaware General Corporation Law, has been executed by a duly authorized officer of the Company this 2nd day of February, 2006.

DELAWARE CHARTER COMPANY

By: [signature]
Name: Jon A. Stoltett
Title: CEO

The foregoing Restated Certificate of Incorporation is hereby approved in both substance and in form.

[signature]
Honorable Robert A. Glen
State Bank Commissioner

February 2, 2006

487830

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Delaware

PAGE 1

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "CSC TRUST COMPANY OF DELAWARE", CHANGING ITS NAME FROM "CSC TRUST COMPANY OF DELAWARE" TO "DELAWARE TRUST COMPANY", FILED IN THIS OFFICE ON THE TWENTY-SECOND DAY OF AUGUST, A.D. 2014, AT 5:43 O'CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

Jeffrey W. Bullock, Secretary of State

0061202 8100

AUTHENTICATION: 1643996

141102950

DATE: 08-25-14

You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware
Secretary of State
Division of Corporations
Delivered 05:43 PM 08/22/2014
FILED 05:43 PM 08/22/2014
SRV 141102950 - 0061202 FILE

CERTIFICATE OF AMENDMENT
OF
RESTATED CERTIFICATE OF INCORPORATION
OF
CSC TRUST COMPANY OF DELAWARE

CSC TRUST COMPANY OF DELAWARE, a corporation duly organized and existing under the General Corporation Law of the State of Delaware (formerly known as Delaware Charter Company) (the "Corporation"), does hereby certify that:

1. The Restated Certificate of Incorporation of the Corporation is hereby amended by deleting the text of Article FIRST thereof and inserting the following in lieu thereof:

"FIRST. The name of the corporation is "Delaware Trust Company" (the "Company")."

2. The foregoing amendment was duly adopted in accordance with the provisions of Sections 141 and 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment of Restated Certificate of Incorporation to be duly executed on this 18th day of August, 2014.

CSC TRUST COMPANY OF DELAWARE

By: [signature]
Name: William G. Popeo
Title: Pres + CEO

The foregoing Certificate of Amendment of Restated Certificate of Incorporation of CSC Trust Company of Delaware is hereby approved both in substance and in form.

Dated: August 22, 2014

[signature]
The Honorable Robert A. Glen
State Bank Commissioner
State of Delaware

EXHIBIT 4

DELAWARE TRUST COMPANY

BY-LAWS

ARTICLE I – STOCKHOLDERS

Section 1 Annual Meeting

An annual meeting of stockholders, for the election of directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting, shall be held at such place, on such date, and at such time as the Board of Directors shall each year fix, which date shall be within thirteen (13) months of the last annual meeting of stockholders or, if no such meeting has been held, the date of incorporation.

Section 2 Special Meetings

Special meetings of the stockholders, for any purpose or purposes prescribed in the notice of the meeting, may be called by the Board of Directors, a majority of stockholders entitled to vote or the chief executive officer and shall be held at such place, on such date, and at such time as they or he or she shall fix.

Section 3 Notice of Meetings

Written notice of the place, date, and time of all meetings of the stockholders shall be given, not less than ten (10) nor more than sixty (60) days before the date on which the meeting is to be held, to each stockholder entitled to vote at such meeting, except as otherwise

1

Section 5. Organization.

Such person as the Board of Directors may have designated or, in the absence of such a person, the chief executive officer of the Company or, in his or her absence, such person as may be chosen by the holders of a majority of the shares entitled to vote who are present, in person or by proxy, shall call to order any meeting of the stockholders and act as chairman of the meeting. In the absence of the Secretary of the Company, the secretary of the meeting shall be the Assistant Secretary or such person as the chairman appoints.

Section 6. Conduct of Business.

The chairman of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as seem to him or her in order.

Section 7. Proxies and Voting.

At any meeting of the stockholders, every stockholder entitled to vote may vote in person or by proxy authorized by an instrument in writing or by a transmission permitted by law filed in accordance with the procedure established for the meeting. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to this paragraph may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the

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arranged in alphabetical order for each class of stock and showing the address of each such stockholder and the number of shares registered in his or her name, shall be open to the examination of any such stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held.

The stock list shall also be kept at the place of the meeting during the whole time thereof and shall be open to the examination of any such stockholder who is present. This list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them.

Section 9. Consent of Stockholders in Lieu of Meeting.

Any action required to be taken at any annual or special meeting of stockholders of the Company, or any action which may be taken at any annual or special meeting of the stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Company by delivery to its registered office in Delaware, its principal place of business, or an officer or agent of the Company having custody of the book in which proceedings of meetings of stockholders are recorded. As set forth in the

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Certificate of Incorporation, the Company shall serve as its own registered agent and therefore delivery made to the Company shall constitute delivery to its registered office and shall be made by hand or by certified or registered mail, return receipt requested.

Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the date the earliest dated consent is delivered to the Company, a written consent or consents signed by a sufficient number of holders to take action are delivered to the Company in the manner prescribed in the first paragraph of this Section.

ARTICLE II - BOARD OF DIRECTORS

Section 1. Number and Term of Office.

The number of directors who shall constitute the whole Board shall be such number as the Board of Directors shall from time to time have designated, provided that the number of directors shall not be less than five. Each director shall be elected and serve until his or her successor is elected and qualified, except as otherwise provided herein or required by law.

The initial members of the Board of Directors of the Company, including the Chairman of the Board, shall be elected by the majority vote of the stockholders entitled to vote. Each such director shall hold office until the first annual meeting of the stockholders and until his successor has been duly elected and qualified or the occurrence of the earlier death or resignation of such director.

Whenever the authorized number of directors is increased between annual

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meeting shall be given each director by whom it is not waived by mailing written notice not less than five (5) days before the meeting or by telegraphing or telexing or by facsimile transmission of the same not less than twenty-four (24) hours before the meeting. Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting.

Section 5. Quorum.

At any meeting of the Board of Directors, a majority of the total number of the whole Board shall constitute a quorum for all purposes. If a quorum shall fail to attend any meeting, a majority of those present may adjourn the meeting to another place, date, or time, without further notice or waiver thereof.

Section 6. Participation in Meetings By Conference Telephone.

Members of the Board of Directors, or of any committee thereof, may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and such participation shall constitute presence in person at such meeting.

Section 7. Conduct of Business.

At any meeting of the Board of Directors, business shall be transacted in such order and manner as the Board may from time to time determine, and all matters shall be determined by the vote of a majority of the directors present, except as otherwise provided herein

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direction of all of the other officers, employees and agents of the Company. In the event of the President's absence or disability, the Board shall appoint an Officer to perform the duties and exercise the powers of the President.

Section 3. Vice President.

Each Vice President shall have such powers and duties as may be delegated to him or her by the Board of Directors. He or she may sign, with other authorized officers, all contracts, instruments or documents in the name of the Company and may affix or cause to be affixed thereto the seal of the Company.

Section 4. Treasurer.

The Treasurer shall have the responsibility for maintaining the financial records of the Company. He or she shall make such disbursements of the funds of the Company as are authorized and shall render from time to time an account of all such transactions and of the financial condition of the Company. The Treasurer shall also perform such other duties as the Board of Directors may from time to time prescribe.

Section 5. Secretary and Assistant Secretary

The Secretary or Assistant Secretary shall issue all authorized notices for, and shall keep minutes of, all meetings of the stockholders and the Board of Directors. The Secretary or Assistant Secretary may sign, with other authorized officers, all contracts, instruments or

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required to be given to any stockholder, director, officer, employee or agent shall be in writing and may in every instance be effectively given by hand delivery to the recipient thereof, by depositing such notice in the mails, postage paid, by sending such notice by prepaid telegram or mailgram, or by transmitting such notice by facsimile. Any such notice shall be addressed to such stockholder, director, officer, employee or agent at his or her last known address as the same appears on the books of the Company. The time when such notice is received, if hand delivered, or dispatched, if delivered through the mails or by telegram or mailgram, shall be the time of the giving of the notice.

Section 2. Waivers.

A written waiver of any notice, signed by a stockholder, director, officer, employee or agent, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to the notice required to be given to such stockholder, director, officer, employee or agent. Neither the business nor the purpose of any meeting need be specified in such a waiver.

ARTICLE VII - MISCELLANEOUS

Section 1. Facsimile Signatures.

In addition to the provisions for use of facsimile signatures elsewhere specifically authorized in these By-laws, facsimile signatures of any officer or officers of the Company may be used whenever and as authorized by the Board of Directors or a committee thereof.

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EXHIBIT 6

August 23, 2017

Securities and Exchange Commission
Washington, D.C.  20549

Gentlemen:

In accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, the undersigned hereby consents that reports of examination of the undersigned made by Federal, State, Territorial, or District authorities authorized to make such examination may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Very truly yours,

DELAWARE TRUST COMPANY

/s/ William G. Popeo
Name: William G. Popeo
Title: President & CEO

EXHIBIT 7

Report of Condition of

Delaware Trust Company
of 2711 Centerville Road, Suite 200, Wilmington, Delaware 19808
at the close of business March 31, 2017, filed in accordance with 5 Del. Laws, c.9, §904

Dollar Amounts In Thousands

ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin
Interest-bearing balances	2,621
Securities:
Held-to-maturity securities	0
Available-for-sale securities
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices
Securities purchased under agreements to resell
Loans and lease financing receivables:
Loans and leases held for sale
Loans and leases, net of unearned income
LESS: Allowance for loan and lease losses
Loans and leases, net of unearned income and allowance	0
Trading Assets
Premises and fixed assets (including capitalized leases)
Other real estate owned
Investments in unconsolidated subsidiaries and associated companies
Direct and indirect investments in real estate ventures
Intangible assets
Goodwill
Other intangible assets	1,610
Other assets	108,223

Total assets	112,454

Dollar Amounts In Thousands

LIABILITIES
Deposits:
In domestic offices
Noninterest-bearing
Interest-bearing
In foreign offices, Edge and Agreement subsidiaries, and IBFs
Noninterest-bearing
Interest-bearing
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices
Securities sold under agreements to repurchase

Trading liabilities
Other borrowed money
(includes mortgage indebtedness and obligations under capitalized leases)
Subordinated notes and debentures
Other liabilities	2,021

Total liabilities	2,021

EQUITY CAPITAL
Perpetual preferred stock and related surplus
Common stock	500
Surplus (exclude all surplus related to preferred stock)	105,501
Retained earnings	4,432
Accumulated other comprehensive income
Other equity capital components

Total institution equity capital	110,433
Noncontrolling (minority) interests in consolidated subsidiaries

Total equity capital
110,433
Total liabilities, and equity capital	112,454

I, Thomas C. Porth, CFO of the above-named State Non-Depository Trust Company, do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate State regulatory authority and is true to the best of my knowledge and belief.

/s/ Thomas C. Porth
Thomas C. Porth
CFO

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate State regulatory authority and is true and correct.

/s/ William G. Popeo	/s/ Ian R. McConnel
William G. Popeo	Ian R. McConnel